AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000

Registration No. 333-32496

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DIASYS CORPORATION
(Name of Small Business Issuer in its Charter)

    DELAWARE      		 3841-0000            	     06-1339248
(State of Incorporation)	(S.I.C. Code No.)	(I.R.S. Employer Identification No.)

49 LEAVENWORTH STREET
WATERBURY, CT 06702
(203) 755-5083
(Address and telephone number of Principal Executive Office)


STANLEY MOSKOWITZ, ESQ.
MOSKOWITZ ALTMAN & HUGHES LLP
11 EAST 44TH STREET, SUITE 504
NEW YORK, NEW YORK 10017
(212) 953-1121
(Name, address, and telephone number
of Agent for Service)

 If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

	If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend reinvestment plans, check the following box. //

	If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. /_/

	If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333- 32496

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/




	On March 14, 2000, DiaSys Corporation (the "Company") filed a Registration Statement on Form S-3 (File No. 333-32496), covering 3,000,000 shares of the Company's Common Stock (the Subject Shares".). The Subject Shares were to be issued in the event that the holders of the Company's Series A Convertible Preferred Stock (the "Series A Stock") and certain stock purchase warrants (the "Warrants") converted their Series A Stock or exercised their Warrants. The Series A Stock and the Warrants were issued in connection with a private placement transaction completed on February 7, 2000 by and between the Company and each of BH Capital Investments, L.P. and Excalibur Limited Partnership (the "Selling Shareholders") and pursuant to which the Company sold a total of 1,000 Series A Stock and 25,555 Warrants to purchase 25,555 shares of common stock, subject to adjustment.

	The Subject Shares consisted of: (i) 2,400,000 shares that may be issued upon conversion of the Series A Stock, at an assumed conversion price of $5 per share; and (ii) 600,000 shares that may be issued upon the exercise of the
Warrants. On April 4, 2000, the Securities and Exchange Commission (the
"Commission") declared the Registration Statement effective.

	As of the date hereof, the Selling Shareholders have converted all of their
1,000 Series A Stock and received a total of 203,988 Subject Shares, which
Subject Shares were subsequently sold pursuant to the Registration Statement.

         	Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended (the "Securities Act") the Company respectfully requests that the
Commission withdraw this Registration Statement , as amended, solely with respect to the 2,770,457 Subject Shares which may have been issued upon the conversion of unsold additional Series A Stock, and upon exercise of unissued
Warrants.

	Accordingly, the Company hereby de-registers 2,770,457 shares of the Subject
Shares registered pursuant to this Registration Statement, and remaining unsold hereunder.







SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies has duly caused this Post Effective Amendment No. 1 to
Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of
Connecticut, on the 30th day of June 2000.

	DIASYS CORPORATION
	REGISTRANT


		By: 	/s/:  Todd M. DeMatteo
			Todd M. DeMatteo, President,
			Chief Executive Officer and a Director

	Pursuant to the requirements of the Securities Act of 1933, as amended, this
Registration Statement has been signed below on June 30, 2000 by the following persons in the capacities indicated.


/s/: Marshall A. Smith
Marshall A. Smith
Vice President of Finance and Administration and Chief Financial Officer


/s/: Conard R. Shelnut
Conard R. Shelnut
Secretary and a Director

/s/: Robert P. Carroll
Robert P. Carroll
Director


/s/: Dr. Robert H. Engel
Dr. Robert H. Engel
Director


/s/: Anthony P. Towell
Anthony P. Towell
Director